Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

Visa Inc. (“Visa”)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	457(c) and 457(f)	389,752,499(1)	N/A	$105,580,054,455(2)	$147.60 per $1.0 million	$15,583,617
Fees to Be Paid	Equity	Class B-2 common stock, par value $0.0001 per share	457(i)	122,756,692 (1)	N/A	$ — (3)	$147.60 per $1.0 million	$— (3)
Fees to Be Paid	Equity	Class C common stock, par value $0.0001 per share	457(i)	48,719,062(1)	N/A	$ — (3)	$147.60 per $1.0 million	$— (3)
		Total Offering Amounts				$105,580,054,455		$15,583,617
		Total Fees Previously Paid						$—
		Total Fees Offsets						$—
		Net Fee Due						$15,583,617

(1)

Represents up to 389,752,499 shares of Class A common stock, par value $0.0001 per share, of Visa (“Class A common stock”) that can be issued upon conversion of (i) up to 122,756,692 shares of Class B-2 common stock, par value $0.0001 per share, of Visa (“Class B-2 common stock”) and (ii) up to 48,719,062 shares of Class C common stock, par value $0.0001 per share, of Visa (“Class C common stock”) being offered in exchange for shares of Class B-1 common stock, par value $0.0001 per share, of Visa (“Class B-1 common stock”) pursuant to the exchange offer (the “Exchange Offer”) described in the prospectus forming a part of the registration statement filed by Visa on Form S-4, with which this exhibit is filed (the “S-4 Registration Statement”).

(2)

This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, is based on the product of (i) $270.89, the average of the high and low prices of Class A common stock of Visa as reported on the New York Stock Exchange on January 23, 2024 and (ii) 389,752,499, the maximum number of shares of Class A common stock into which shares of Class B-2 common stock and Class C common stock to be issued in the Exchange Offer are convertible (based on the Applicable Conversation Rates (as such term is defined in the S-4 Registration Statement) for Class B-2 common stock and Class C common stock.

(3)	No fee pursuant to Rule 457(i) under the Securities Act.